Exhibit 31.4

CERTIFICATION

I, Mitchell A. Sabshon, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Inland Residential Properties Trust, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Date:	April 20, 2018